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                                 Exhibit 21.1

                      List of Subsidiaries of IBAH, Inc.

              Company                             Where Incorporated
              -------                             ------------------

Euro Bio-Pharm Clinical Services GmbH                  Germany
Euro Bio-Pharm Clinical Services, Inc.                 Delaware
Euro Bio-Pharm, Limited                                United Kingdom
Bio-Pharm International, Inc.                          Delaware
Euro Bio-Pharm-ATS, Inc.                               Delaware
Bio-Pharm Pharmaceutics Services, Inc.                 Delaware
Eurobiopharm (Schweiz), AG                             Switzerland
Euro Bio-Pharm, S.L.                                   Spain
Euro Bio-Pharm Holdings, BV                            The Netherlands
The Hardardt Group, Inc.                               Delaware
Resource Biometrics, Inc.                              New Jersey
Euro Bio-Pharm A/S                                     Denmark
Euro Bio-Pharm, OY                                     Finland